                                                                    Exhibit 10.6

HEALTHEXTRAS INC.


July 8, 1997

Mr. Peter R. Hess
William Morris Agency, Inc.
1325 Avenue of the Americas
New York, NY 10019

   Re: Final Terms And Conditions of the Agreement ("Agreement") Between
       Cambria Productions, Inc. f/s/o Christopher Reeve and HealthExtras, Inc.
       ------------------------------------------------------------------------

Dear Peter:

     This shall serve as the terms and conditions of the Agreement executed this 8th day of July, 1997, by and between, Cambria Productions, Inc., hereinafter referred to as "Lender", f/s/o Christopher Reeve, hereinafter referred to as "Artist," and HealthExtras, Inc., hereinafter referred to as "Company", a Delaware Corporation and affiliated company of United Payors & United Providers, Inc. Execution by the parties shall constitute a binding Agreement.

PRODUCT:            All HealthExtras, Inc. Cards

APPROVAL.:          Artist shall have complete and absolute approval of
                    production and/or distribution of all scripts, storyboards, still photography and other materials produced hereunder.
                    Artist shall have complete and absolute approval of advertising usage of Artist's name, likeness and/or image.
                    Such approvals of materials and use of Artist's name or likeness as recommended by Company shall be provided by Artist's Company no later than five business days after Artist's receipt of recommended materials to be approved. If disapproval is not communicated to Company within this time frame, then Company shall deem materials to be approved. If
                    Company and Artist fail to agree on content of materials referenced above within ten working days after disapproval by Artist, then either party may terminate the Agreement.
                    The terms and conditions of this Agreement shall remain confidential for the duration of the Agreement and any renewals except as required to authorized agents and representatives who, upon receipt of such information, shall also keep the same terms and conditions confidential. The parties, their agents and representatives, further agree that the existence of this Agreement shall not be disclosed to anyone prior to September 2, 1997.

*Removed pursuant to a confidentiality request.

Mr. Peter Hess
July 8, 1997
Page 2


TERM: The initial term ("Term") of the Agreement shall be three years commencing upon execution of this Agreement.

SERVICES:           Lender shall make Artist available for up to three service days, with up to two of these three days to fall within the period of July 5, 1997 to August 5, 1997 (currently scheduled for July 24th) to record one sixty-second on-camera television commercial and one sixty-second radio commercial and participate in a photography session to shoot print. Scheduling for remaining day(s) will be mutually agreed upon. Each day shall last no more than eight hours including a two hour meal break. Artist's appearance on the on-camera commercial shall last no more than twenty seconds.
                    Company shall have the right to create one additional television and radio commercial per year as well as additional print material. One additional day of Artist's services will be made available to Company by Lender in each of years two and three, with all new materials subject to Artist's approval prior to usage thereof. In any case, no more than two new T.V. commercials will be broadcast in any year of this Agreement or renewals.

                    Company shall have the right to use Artist's name, testimony and public statements in creating additional advertising materials, but subject to Artist's approval of all materials prior to usage thereof. All service days, other than those referenced in the time frame indicated above in year one, shall be at mutually agreeable dates, times and locations.

TERRITORY:          United States, its possessions, territories and
                    commonwealths.

COMPENSATION:       A guarantee of [$       ]* payable as follows. Upon
                    execution of this Agreement, [$      ]* will be paid to
                    Lender on behalf of Artist. On completion of the first T.V.
                    and Radio commercials and Print-ad photo session, that is on or about August 1, 1997, Lender on behalf of Artist shall
                    receive [$      ]*. Thereafter, Lender on behalf of Artist
                    shall receive [$      ]* on January 15, 1998; [$       ]*
                    on July 15, 1998; and, a final payment under the initial
                    Term of the Agreement of [$      ]* paid to Lender on
                    behalf of Artist on January 15, 1999. The portion of the guarantee associated with payments for television and radio commercials shall applied against any and all payments due under the applicable union agreement including, without limitation, double scale session use and holding fees.

*Removed pursuant to a confidentiality request.

Mr. Peter Hess
July 8, 1997
Page 3


                    In the event that any portion of the guaranteed payment or other payments due under this Agreement are not received within thirty days of its due date, Lender shall have the absolute right to terminate this Agreement immediately upon giving notice to Company. In the event of such termination for non-payment, Company and its agents and employers, agree that it will not use any materials previously created, which includes any name, likeness or endorsement by Artist to promote any HealthExtras, Inc. products. In addition, Lender and/or Artist shall be entitled to injunctive relief to prevent the use of any such material. Any cost and/or legal fees incurred by Lender or Artist in effecting such injunctive relief, shall be repaid in their entirety by Company to Artist and/or Lender.

                    Company shall pay Lender on behalf of Artist [$      ]* per
                    card, per year, for all dual purpose health benefits and credit cards, to include any cards that may be promoted by Artist and issued through HealthExtras, Inc. to cardholders that subscribe to the card benefits to be promoted hereunder. A synopsis of those benefits that may be initially promoted by Artist are attached as Exhibit A to the Agreement and made a part thereof. Such payments to Lender on behalf of Artist shall continue for a ten year period commencing upon completion of the initial three year Term. If the Two Year Option hereunder is exercised, such
                    [$       ]* per card, per year payments shall commence upon
                    completion of the Two Year Option. Payments shall be made within sixty days of the end of each year, accompanied by a detailed accounting.

                    In the event that the amount of [$       ]* per card, per
                    year, for all cards issued through HeathExtras, Inc. programs (as referenced above) to cardholders that subscribe to the benefits promoted by Artist hereunder exceeds the sum
                    of [$      ]* for any year of the Term, or any year of the
                    Two Year Option if exercised, then Lender on behalf of
                    Artist shall receive the amount in excess of [$      ]*,
                    within sixty days of the end of such year. Company shall provide Lender with a detailed accounting of number of subscribers enlisted yearly along with such payment, if any.

*Removed pursuant to a confidentiality request.

Mr. Peter Hess
July 8, 1997
Page 4


                    Lender's authorized representatives may, upon reasonable notice, audit Company's relevant books and records to verify the number of cards issued and such payments.

USE: During the Term or Two Year Option, and within the Territory only, the Company shall have the exclusive right to use broadcast television and radio, Internet and print, including newspapers, magazines, direct mail and other consumer print materials but excluding life-size cut-outs, billboards and shelf or aisle-facing packaging. Company shall have the usage right of all materials produced hereunder for the Term of this Agreement plus the Two Year Option period, if applicable, and ten year annuity period thereafter.

EXCLUSIVITY:        During the Term and within the Territory, Lender shall
                    insure that Artist shall not promote, render services in commercials, or endorse any other product that combines credit cards and health related benefits. Notwithstanding the foregoing, Artist may render services during the Term in the entertainment portions of any program, theatrical production, television presentation, motion picture, etc.
                    even if said performance is sponsored by competitive products, companies and/or services, and Artist may record and/or appear in network and cable promotions featuring appearances by Artist.

EXPENSES:           The rider attached hereto is by this reference made part
                    hereof.

NOTIFICATION:       Option for additional Two Year Term shall be exercised in
                    writing and received by the William Morris Agency offices no later than sixty days prior to the expiration of the third year of the Term.

TWO YEAR
OPTION:             A guarantee of [$         ]*, payable to Lender on behalf of
                    Artist in increments of [$         ]* per year at the
                    commencement of each year. Lender on behalf of Artist, shall
                    continue to be eligible to receive the [$        ]* per
                    card, per year, payments as described in paragraph three of the "Compensation" section of this Agreement. All other terms and conditions shall remain the same as in the initial Term including services. If the Two Year Option is exercised by the Company, Lender on behalf of Artist shall have the right to disapprove such exercise and the Two Year Option shall be deemed not to have been exercised.

*Removed pursuant to a confidentiality request.

Mr. Peter Hess
July 8, 1997
Page 5


ADDITIONAL
DAYS:               Lender on behalf of Artist shall receive a guarantee of
                    [$      ]* for each additional day of service requested by
                    Company. Company shall be entitled to one additional day per year during the Term, and Two Year Option if exercised. Payment shall be made upon completion of services. Each such day shall not exceed eight hours each in duration, including a two hour meal break.

SIGNATORY:          Company is and will remain during the Term(s) a signatory to the applicable union(s) having jurisdiction over Artist's services hereunder.

PENSION
& WELFARE:          Company will pay applicable union Pension & Welfare
                    contributions on behalf of Artist directly to the union and will send the William Morris Agency office verification that the payments have been made.

INDEMNITY
& INSURANCE:        Company shall indemnify Lender and Artist and his agents,
                    affiliates, subsidiaries and related entities, against any and all claims, settlements, penalties, damages, expenses, attorney's fees, costs, and judgments obtained against, imposed upon or suffered by Lender and/or Artist by reason of this Agreement, including but not limited to a breach or alleged breach by Company and/or their obligations hereunder and the use and/or content of the materials produced hereunder and the products and services advertised therein and thereby. In addition, Company shall name Lender and Artist as additional insureds under Company's comprehensive general liability insurance policies, including but not limited to products liability, errors and omissions, and an extended liability endorsement (including advertising liability), and shall provide Lender and Artist with certificates of insurance evidencing such coverage, and prior written notice of any termination thereof. Such insurance shall be maintained for the length of the Term, Two Year Option if applicable, Annuity Period, and one year thereafter.

PAYMENT: All payments will be made to and in the name of WILLIAM MORRIS AGENCY, INC. as agent for Artist and remitted to William Morris Agency, 1325 Avenue of the Americas, New York, NY 10019 Attn: Peter R. Hess.

*Removed pursuant to a confidentiality request.

Mr. Peter Hess
July 8, 1997
Page 6


NOTICES: Notices for Lender and Artist will be sent to: Artist c/o William Morris Agency, Inc., 1325 Avenue of the Americas, New York, NY 10019, Attn: Peter R. Hess. Notices for Company will be sent to HealthExtras, Inc., 2275 Research Boulevard, Rockville, MD 20850, Attn: Joseph Mott.


     This Agreement supersedes and replaces any prior negotiations or Agreements either written or verbal. In executing this Agreement through their authorized signatories as indicated below, the parties agree to the terms and conditions as stated herein.

For: HealthExtras, Inc.                  For: Cambria Productions, Inc.
                                         f/s/o Christopher Reeve


/s/ Michael C. Miller                    /s/ Joel Faden
---------------------                    -----------------------------
Title: President                         Title: Assistant Secretary



*Removed pursuant to a confidentiality request.

                                                              EXHIBIT A



                    Synopsis of Health Benefit Descriptions



Additional Lifetime Coverage: When the cardholders exhausts his/her lifetime limit of at least $1,000,000, then he/she will receive an additional $5,000,000 in health plan coverage.

Catastrophic Injury and Disability: If the cardholder becomes totally and permanently disabled, by accident, wherein he/she is prevented from attending to their business or occupation, he/she will receive $1,000,000 lump sum payment after twelve months of continuing disability.

Job Loss Coverage: If the cardholder losses his/her job (either fired or laid off), then they will receive $400 per month for up to 6 months, while they seek employment. Cardholder, over 18 years old, must be employed for 9 consecutive months by the same employer to be eligible.

Organ Transplant: The cardholder and family are eligible receive $250,000 for those expenses for Organ Transplants that exceed their base plan coverage of $250,000.

Out of Area Coverage: Provides cardholder and his/her family with $2,500 per year in additional coverage, over and above their standard health plan coverage, for reimbursement of co-pay and deductibles when over 100 miles from home.

Nurse-On-Call: General health care advocacy and medical information and referral recommendations (where appropriate to UP&UP Network providers) provided to cardholder and family 24 hours per day, 7 days per week by telephone from centralized nursing staff.

Emergency Evacuation, Repatriation and Return of Mortal Remains: Provides cardholder and his/her family with access to worldwide emergency care, relocating cardholder and/or their family to closest provider or facility appropriate to deliver emergency care required. Coverage provides return of cardholder and his/her family to home by way of emergency medical transport if required. Provides for return of mortal remains to home upon death. Benefit provides for a $50,000 cap.

Worldwide Travel and Emergency Assistance: Provides cardholders and his/her family with access to emergency travel assistance including: credit card replacement, worldwide legal assistance, lost document assistance, emergency travel arrangements, return of minor children, Embassy and Consular assistance.

HEALTHEXTRAS
                                                         2275 Research Boulevard
                                                                     Sixth Floor
                                                             Rockville, MD 20850
                                                       Telephone: (301) 548-2900
                                                       Facsimile: (301) 548-8844

May 27, 1999


Mr. Joel Faden                                     By Facsimile to: 212.903.1489
Cambria Productions, Inc.                                 and by Federal Express
f/s/o Christopher Reeve
1775 Broadway, Suite 708
New York, NY 10019

Mr. Peter Hess
William Morris Agency, Inc.
1325 Avenue of the Americas
New York, NY 100 19

Dear Joel and Peter:

The terms of the July 8, 1997 Agreement ("Agreement") by and between Cambria Productions, Inc. f/s/o, Christopher Reeve and HealthExtras contains an Option for Additional Two Year Term ("Two Year Option"). This Two Year Option states that the terms and conditions of that Agreement will be extended for an additional two years, commencing July 9, 2000.

This letter shall serve as written notification of HealthExtras intent to exercise this Two Year Option under the terms contained in the Agreement and when signed below by Cambria Productions, Inc., will indicate Cambria's approval of the exercise of the option period.

Concurrently, the Agreement shall be amended such that compensation to Lender on
behalf of Artist will be changed from "[$         ]* per card" to "[$         ]*
per enrollee" per year for all customers subscribing to the insurance benefits promoted by the artist and issued through HealthExtras, Inc. This Amendment to the Agreement is retroactive to July 8, 1997 and prospective through the remaining term of the Agreement and the Two Year Option.

Additionally, the Agreement shall be amended to increase the number of radio recording spots to two per year through the term of the Two Year Option.


*Removed pursuant to a confidentiality request.

Mr. Joel Faden
Mr. Peter Hess
May 27, 1999
Page 2 of 2



The following wording of the first sentence under the two year option clause of the original agreement shall be changed to read as follows: "A guarantee of
[$       ]* payable to Lender in increments of [$        ]* per year, shall be
 payable at the commencement of each year (July 2000 and July 2001). The payments shall be due no later than July 15 of each option year. If a payment is not received in a timely manner, Lender on behalf of the artist reserves the right to terminate the contract immediately and in addition to its other rights pursuant to the contract, Lender may cancel the approval of the remaining option period. In the event of such a cancellation, Company shall continue to be
responsible for the deferred compensation of [$        ]* per enrollee per year
as described above." The balance of that paragraph shall be unchanged.


Sincerely,


/s/ Michael C. Miller
--------------------------
Michael C. Miller

MCM/dw


The undersigned agree to exercise the terms of the Two Year Option as contained in the Agreement.



     /s/ Michael C. Miller               /s/ Joel Faden
     ------------------------------      ------------------------------------
     Michael C. Miller                   Joel Faden
For: HealthExtras, LLC                   For: Cambria Productions, Inc.
                                              f/s/o Christopher Reeve


*Removed pursuant to a confidentiality request.